Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Unitrend Entertainment Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Being Registered (2)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Underwritten Offering
Fees to Be Paid	Equity	Class A ordinary shares, $0.0001 par value	457(a)	1,437,500	$5.00	$7,187,500	0.0001476	$1,060.88
	Other	Underwriter Warrants	Other	-	-	-	-	-
	Equity	Class A ordinary shares, $0.0001 par value, issuable upon exercise of Underwriter Warrants	457(a)	71,875	$5.60	$402,500	0.0001476	$59.41
		Selling Shareholders Offering
	Equity	Class A ordinary shares, $0.0001 par value, registered on behalf of the selling shareholders	457(a)	1,250,000	$5.00	$6,250,000	0.0001476	$922.50

		Total Offering Amounts				$13,840,000		$2,042.78
		Total Fees Previously Paid						$-
		Total Fee Offsets						$-
		Net Fee Due						$2,042.78